UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 22, 2014
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VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
______________________

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)
The 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) of VirnetX Holding Corporation (the “Company”) was held on May 22, 2014. The matters that were voted upon at the 2014 Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below.

(b)
At the 2014 Annual Meeting, the Company’s stockholders (i) elected the Company’s nominees for Class I directors; (ii) ratified the appointment of Farber Hass Hurley LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2014; and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers.

Proposal 1: Election of two Class I directors to serve until the 2017 Annual Meeting of Stockholders:

	Votes For	Votes Withheld*	Broker Non-Votes*
Kendall Larsen	21,935,300	385,657	18,074,239
Gary Feiner	22,033,782	287,175	18,074,239
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*	Votes withheld and broker non-votes do not affect the outcome of the election.

Proposal 2: Ratification of the appointment of Farber Hass Hurley LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,039,959	243,804	111,433	0

Proposal 3: Advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes*
20,976,961	1,197,637	146,359	18,074,239
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*	Broker non-votes do not affect the outcome of the election.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: May 29, 2014	By:	/s/ Kendall Larsen
Kendall Larsen
Chief Executive Officer